                                                                   EXHIBIT 10.49

                   Second Amended and Restated Loan Agreement

       This is an agreement dated as of December 12, 2002 between Viisage Technology, Inc., a Delaware corporation ("Borrower"), and Commerce Bank & Trust Company, a Massachusetts trust company ("Lender").

       1. Circumstances of the agreement. Borrower and Lender enter into this agreement in the following circumstances.

           A. Borrower is in the business of developing and implementing digital identification systems and biometric identification technology. Among Borrower's customers are (1) state governments and state government agencies which use Borrower's systems to produce drivers' licenses and other identification cards,
(2) third parties which enter into contracts with state governments or state government agencies and then engage Borrower by subcontract to provide identification systems, and (3) third parties which engage Borrower to provide identification systems in commercial applications.

           B. As of June 15, 2000, Borrower and Lender entered into a Loan Agreement ("Original Loan Agreement") pursuant to which Lender established for Borrower a revolving credit facility in the maximum principal amount of $4,000,000 ("Revolver").

           C. Shortly after the date of the Original Loan Agreement, the Department of Transportation of the Commonwealth of Pennsylvania
("Pennsylvania") awarded Borrower a contract designated as Contract No. 359-820, dated June 19, 2000

("Pennsylvania Contract"), which obliged Borrower to furnish a digital imaging system to be used to produce drivers' licenses ("Pennsylvania System").

           D. Borrower requested that Lender finance Borrower's performance of the Pennsylvania Contract. Lender approved the request. The parties then replaced the Original Loan Agreement with an Amended and Restated Loan Agreement dated February 7, 2001 ("First Restated Loan Agreement"), in which Lender (1) continued the availability of the Revolver and (2) made available to Borrower a $4,000,000 term credit facility ("Pennsylvania Loan").

           E. Thereafter the Department of Transportation of the Commonwealth of Kentucky ("Kentucky") awarded Borrower a contract designated as Contract No. M-279343, dated March 14, 2001 ("Kentucky Contract"), which obliged Borrower to furnish a digital imaging system to be used to produce drivers' licenses ("Kentucky System").

           F. Borrower requested that Lender provide term financing in the maximum amount of $3,200,000 ("Kentucky Loan") for the Kentucky Contract. Lender approved the request. The parties then entered into a First Amendment of Amended and Restated Loan Agreement dated September 11, 2001 ("First Amendment"), pursuant to which Lender made available to Borrower the Kentucky Loan.

           G. Borrower then requested that Lender temporarily increase the maximum borrowing available on the Revolver. Lender approved the request. The parties then entered into a Second Amendment of Amended and Restated Loan Agreement dated November 6, 2001 ("Second Amendment"), pursuant to which the maximum amount of the Revolver was increased from $4,000,000 to $7,000,000 through December 31, 2001.

           H. By letter agreement dated January 7, 2002, the parties agreed to extend the expiration date of the Revolver to June 15, 2003.

           I. Borrower has been awarded the following new contracts ("New Contracts"):

       State/Agency        Contract Date/Number               System             Term
Connecticut Dept. of       April 24, 2002; No. B-00-012       Driver's           April
Information Technology     ("Connecticut Contract")           licenses, etc.     24,
("Connecticut")                                               ("Connecticut      2008
                                                              System

Mississippi Dept. of       January 9, 2002; No. 33201         Driver's           December
Information Technology     ("Mississippi Contract")           licenses           31, 2007
Services                                                      ("Mississippi
("Mississippi")                                               System")

Rhode Island Dept.         June 24, 2002                      Driver's           June
of Administration          ("Rhode Island Contract")          licenses           24,
("Rhode Island")                                              ("Rhode            2007
                                                              Island System")

           J.  Borrower has requested that Lender provide financing for the New

Contracts in the following amounts ("New Loans"):

                       Contract                          Loan Amount

               Connecticut Contract            $1,500,000 ("Connecticut Loan")
               Mississippi Contract            $1,800,000 ("Mississippi Loan")
               Rhode Island Contract           $1,200,000 ("Rhode Island Loan")

               K. Lender has approved Borrower's loan requests on the terms and conditions set forth in this agreement and in the other documents signed on this date. Among those conditions is the termination of the Revolver.

           L. As a matter of administrative convenience the parties wish to set forth in a single loan agreement their understandings concerning the Pennsylvania Loan, the Kentucky Loan, and the New Loans (collectively "Loans"). That is the purpose of this agreement.

           M. For good and valuable consideration, the receipt and adequacy of which each party acknowledges, Borrower and Lender agree as follows.

       2. Status of this agreement. This agreement entirely supersedes the Original Loan Agreement, the First Restated Loan Agreement, the First Amendment, and the Second Amendment ("Prior Loan Agreements"). In all other surviving documents previously signed by Lender and Borrower, all references to any of the Prior Loan Agreements shall be construed to include this agreement, to the extent that the context permits.

       3. Termination of Revolver. As of the date of this agreement, (a) the Revolver shall terminate, (b) Borrower shall pay Lender all principal and accrued interest on the Revolver, and (c) Lender shall cancel and return to Borrower the note that evidences Borrower's indebtedness on the Revolver.

       4. Certain definitions. The following defined terms are used in this agreement.

           A. "Loan Documents" means this agreement and all other instruments, agreements, and documents signed and delivered to Lender by any person who purports to be an officer of Borrower, regardless of whether the same are signed and delivered before, upon, on or after the date of this agreement, in connection with any aspect of the transactions contemplated by this agreement, including without implied limitation all promissory notes, security agreements, lockbox agreements, and collateral assignments, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions. A list of the Loan Documents as of the date of this agreement is attached to this agreement as Exhibit B.

          B. "Related Documents" means all agreements and other documents signed and delivered to Lender between or among any third party and Lender and/or Borrower, regardless of whether such agreements and other documents are signed and delivered before, upon, or after the date of this agreement, in connection with any aspect of the transactions contemplated by this agreement, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions, but excluding any participation agreements between Lender and another bank. A list of the Related Documents as of the date of this agreement is attached to this agreement as Exhibit C.

          C. "Obligations" means all monetary and non-monetary obligations, whether of payment, performance, observance, or otherwise, owed to Lender by Borrower in connection with the transactions contemplated (i) by this agreement,
(ii) by the other Loan Documents, and/or (iii) by the Related Documents, regardless of whether such obligations are now existing or hereafter arising liquidated or unliquidated, due or to become due, matured or unmatured, contingent or absolute, or joint, several, or joint and several.

          D. Definitions of the following terms are stated elsewhere in this agreement:

              Term                     Section

           Acquisition                   10B
           Advance                       5E

       Breach Date                               19
       Connecticut Contract                      1I
       Connecticut Loan                          1J
       Connecticut System                        1I
       Contract Payments                         7B
       Cure Period                               19
       Customer                                  13

                Term                           Section

       Customer Payments                         15
       Debt Service Liability                    18D
       Event of Default                          24
       FBCC                                      14A
       Fiscal Monthly Close                      21A
       Identification Division                   17
       Indebtedness                              18C
       Initial Business Information              22H
       Initial Financial Statements              22F
       Intercreditor Agreement                   14B
       Invest                                    10A
       KEF                                       14A
       Kentucky Loan                             1F
       Kentucky, Kentucky System,
          Kentucky Contract                      1E
       Loans                                     1L
       Lockbox Agreement                         7B
       Mississippi Loan                          1J
       Mississippi, Mississippi System,
          Mississippi Contract                   1I
       Modification                              13A
       New Collateral                            13C
       New Contracts                             1I
       New Customer Contract                     13A
       New Loans                                 1J
       New Notes                                 5A
       Notes                                     5G
       Operating Cash Flow                       18D
       Pennsylvania Loan                         1D
       Pennsylvania, Pennsylvania
          System, Pennsylvania Contract          1C
       Policy                                    12
       Principal Agreements                      22A
       Prior Loan Agreements                     2

                    Term                         Section

           Revolver                                1B
           Rhode Island Loan                       1J
           Rhode Island, Rhode Island
             System, Rhode Island Contract         1I
           State Contract                          7A
           State Contract Payments                 7B
           Subordinated Debt                       18B
           Tangible Net Worth                      18B
           Third-Party Loans                       24

       5. New Loans. Subject to the terms and conditions of this agreement and the other Loan Documents, Lender agrees to lend Borrower the sums of money set forth below:

         Loan Name                                     Loan Amount
         Connecticut
         Loan                                           $1,500,000

         Mississippi
         Loan                                           $1,800,000

         Rhode Island Loan                              $1,200,000

           A. Borrower's indebtedness for the New Loans shall be evidenced by Borrower's promissory notes in the respective face amounts of $1,500,000, $1,800,000, and $1,200,000, all dated the date of this agreement ("New Notes").

           B. The proceeds of the New Loans shall be used only for the purposes and in the amounts set forth in Section 6 of this agreement. No material deviations from such purposes and amounts shall be made without Lender's prior express written consent.

           C. Lender and Borrower intend all of the Loans and all of the Loan Documents to constitute secured transactions governed by Article 9 of the Massachusetts Uniform Commercial Code. Without limiting the generality of the preceding sentence, the parties do not intend the Loans and the Loan Documents to constitute leases (or finance leases) governed by Article 2A of such Code.

          D. Lender has informed Borrower (1) that Lender has funded the prior Loans, and may fund part or all of the New Loans, through its own borrowings, and (2) that any prepayment of any of the Loans by Borrower may cause Lender to incur actual losses or reduced profits with respect to such borrowings. Borrower agrees (i) that Lender may decide in its absolute and unfettered discretion whether to fund part or all of the New Loans through its own borrowings and (ii) that Borrower alone shall bear the risk that prepayment of any of the Loans may cause Lender to incur actual losses or reduced profits with respect to any such borrowings. The prepayment clause of each of the promissory notes that evidence Borrower's indebtednesss to Lender ("Notes") shall be construed accordingly.

     6.   Use of the proceeds of the New Loans.

          A. Borrower shall use the proceeds of each of the New Loans only to finance the development, fabrication, and installation of the system for which the loan was established. Borrower warrants and represents to Lender that it will use (1) not more than $1,300,000, $1,500,000, and $1,000,000 of such proceeds for materials and equipment needed to fabricate respectively the Connecticut System, the Mississippi System, and the Rhode Island System, and (2) not more than $200,000, $300,000, and $200,000 of such proceeds for the development and implementation respectively of the Connecticut System, the Mississippi System, and the Rhode Island System.

          B. From time to time at Lender's written request Borrower shall furnish Lender with written reports concerning all aspects of the performance of the New

Contracts, such reports to be (1) delivered to Lender within ten days after Lender's written request, (2) in such detail as Lender reasonably requests, (3) signed by a senior officer of Borrower, and (4) accompanied by copies of such documents as Lender reasonably requests. From time to time at Lender's request, Borrower also shall arrange for meetings between representatives of Lender and those of Borrower's senior employees who then are most knowledgeable concerning the performance of the New Contracts.

     7.   Special provisions concerning all of the State Contracts.

          A. Borrower warrants and represents to Lender (1) that the copies of the Pennsylvania Contract, Kentucky Contract, Connecticut Contract, Mississippi Contract, and Rhode Island's Contract ("State Contracts") attached to this agreement as collective Exhibit E are true and complete and (2) that the State Contracts (a) have not been modified or supplemented, except as disclosed in Exhibit E, (b) state the entire agreement of the parties, and (c) are in full force and effect. Borrower further warrants and represents to Lender (1) that Borrower has (and at all times will have) the personnel and the technical knowledge necessary for Borrower to perform all of its duties under the State Contracts, and (2) that with respect to the State Contracts, Borrower neither has made any misstatement of material fact nor has failed to disclose any material fact the omission of which would make any statement materially misleading. Borrower covenants and agrees with Lender (1) that without Lender's prior express written consent, which shall not be unreasonably withheld or delayed, Borrower will not consent to any material modification, supplementation, or termination of any of the State Contracts, (2) that Borrower will deliver promptly to Lender a copy of every notice of a material nature concerning the State Contracts, (3) that Borrower immediately will notify Lender in writing of any circumstance or occurrence which arguably constitutes a material default by either party to any of the State Contracts, and (4) that in case of any default by Borrower on any of the State Contracts, Borrower shall cure the default promptly and shall take any and all other actions necessary to prevent termination of such contract.

          B. Payments on State Contracts. Borrower acknowledges and agrees that one important condition of Lender's willingness to make the New Loans is the protection of Lender's senior security interest in all payments to be made to Borrower pursuant to the State Contracts (" State Contract Payments"). Borrower shall arrange with each party to the State Contracts, in a manner satisfactory to Lender, for all State Contract Payments to be sent directly to the lockbox account previously established pursuant to a certain Second Amended and Restated Lockbox Agreement of even date between Lender and Borrower ("Lockbox Agreement").

     8. Status of commitment letter. Lender's commitment letter dated November 8, 2002, is superseded by this agreement.

     9. Prohibition regarding dividends and distributions. Borrower covenants and agrees with Lender that it will neither (1) pay any cash dividends to any of its stockholders nor (2) make any other cash distribution to any of its stockholders.

     10.  Prohibition regarding loans, investments, and acquisitions.

          A. Borrower covenants and agrees with Lender that except as provided in the next sentence Borrower will not Invest (as defined below) in any business organization. With Lender's prior express written consent, which shall not be unreasonably withheld or delayed, Borrower may Invest a total of $250,000 per fiscal year in joint ventures in which Borrower is a joint venturer. In this Section 10, "Invest" means (i) to lend money, (ii) to guaranty another's obligations,
(iii) to purchase securities, or (iv) to acquire or agree to acquire any equity interest.

           B. Acquisitions. Without Lender's prior express written consent, which shall not be unreasonably withheld or delayed, Borrower shall not make any Acquisition. "Acquisition" means the purchase or other acquisition of all or substantially all the assets of (1) any business organization or (2) any separate division or unit of any business organization.

     10.1 Subordinated debt. Borrower shall make no payments of principal on any debt that is subordinated to all or any part of the Obligations, and at any time when any Event of Default is outstanding Borrower shall make no payments of interest on any such subordinated debt.

     11. Restriction on redemption of stock. Borrower covenants and agrees with Lender that except as provided in the next sentence it will not repurchase, redeem, or otherwise acquire (1) any shares of its common stock, whenever issued, or (2) any shares of its preferred stock issued after June 15, 2000. Pursuant to its profit-sharing plan Borrower may purchase not more than $200,000 per fiscal year of its common stock on the open market in the names of (or for the benefit of) its profit-sharing plan participants. Borrower further covenants and agrees that it will not repurchase, redeem, or otherwise acquire any shares of its preferred stock which were issued and outstanding on June 15, 2000 at any time when (1) an Event of Default is outstanding or when (2) there exists a circumstance or occurrence which with the passing of time or the giving of notice (or both) would constitute an Event of Default.

     12. Key person life insurance. At all times while any of the Obligations remain outstanding, Borrower shall have in full force and effect through an insurer reasonably satisfactory to Lender a policy of insurance on the life of the person who then serves as its president ("Policy"). At all times the Policy
(1) shall be owned by Borrower, (2) shall identify Borrower as its beneficiary,
(3) shall have a death benefit of not less than One Million Dollars ($1,000,000), and (4) shall be assigned to Lender as security for the Obligations on terms and conditions satisfactory to Lender. No such assignment shall be considered complete until it has been acknowledged by the insurer.

     13. Assurances concerning future customer contracts and other assets. Lender and Borrower wish to provide for the possibility that after the date of this agreement Borrower may (i) enter into new contracts to provide goods and/or services to customers ("Customers") and/or (ii) acquire certain new property rights.

           A. Except as provided in the next two sentences, Borrower shall not without Lender's prior express written consent (1) enter into any new contract with a Customer ("New Customer Contract") or (2) renew, modify, or supplement any existing Contract with a Customer ("Modification"), if it is reasonably likely that in the performance thereof Borrower would need to incur any indebtedness for borrowed money. Borrower may enter into any New Customer Contract without Lender's prior express written consent (1) if it is not reasonably likely that in the performance of such contract Borrower will need to incur any indebtedness for borrowed money or (2) if the total of all such borrowings likely to be made in any one fiscal year on all New Customer Contracts does not exceed One Million Dollars ($1,000,000) Borrower may enter into any Modification without Lender's prior express written consent (i) if it is not reasonably likely that in the performance of such Modification Borrower will need to incur any indebtedness for borrowed money or (ii) if the total of all such indebtedness likely to be incurred in any fiscal year on all Modifications does not exceed Seven Hundred Fifty Thousand Dollars ($750,000). Whenever Lender's consent is required under the provisions of this Section 13A, Lender shall notify Borrower of Lender's decision within a reasonable time. By giving any consent under this Section 13A, Lender shall be deemed to have (i) consented to Borrower's financing of the New Customer Contract or Modification through a third party ("Financing Organization") and (ii) agreed to subordinate its security interest to a security interest of the Financing Organization in the New Customer Contract or Modification, provided that the Financing Organization enters into an intercreditor agreement on substantially the same terms as are included in the current Intercreditor Agreement (identified in Section 14 below).

          B. Borrower agrees (1) to notify Lender at least fifteen days before entering into any New Customer Contract (other than routine modifications and routine change orders made in the ordinary course of business), (2) to provide Lender with such documents and information as Lender reasonably requests relating to the New Customer Contract, and (3) within thirty days after signing the New Customer Contract, unless the New Customer Contract is financed by a third party in accordance with all applicable provisions of this agreement and the other Loan Documents and the Related Documents, (a) to obtain from the other party to the New Customer Contract and to deliver to Lender a written consent and acknowledgment of Lender's security interest and (b) to deliver to Lender such documents as Lender decides advisable to perfect its security interest in the New Customer Contract.

           C. Borrower shall (1) notify Lender within five days after acquiring any property rights as to which Lender's security interest arguably is not perfected by the financing statements and other documents then in existence ("New Collateral"), (2) shall sign and deliver to Lender within five days after Lender's request such documents as Lender decides advisable to ensure the perfection of its security interest in the New Collateral, and (3) shall reimburse Lender within five days for such reasonable legal fees and expenses as Lender may incur in connection with the matters covered by this Section 13C. Nothing in this Section 13C shall be construed in derogation of Lender's rights under any other provision of this agreement, the other Loan Documents, or the Related Documents.

           D. Without Lender's prior express written consent, Borrower shall not enter into (1) any contract with any foreign government or foreign government agency or (2) any contract from which a substantial portion of the revenues would be derived directly or indirectly from a geographical area outside the United States of America.

     14.   Intercreditor  Matters.

           A.  Borrower previously has obtained financing for specific contracts
(a) from Key Equipment Finance, a division of Key Corporate Capital, Inc. ("KEF") pursuant to a Master Equipment Lease Agreement dated July 13, 2001, as amended on that date and on October 21, 2002 ("KEF Agreement") and (b) from Fleet Business Credit Corporation ("FBCC") pursuant to a Purchase Agreement dated September 12, 1996 between Borrower and FBCC's predecessor, as amended December 9, 1997, November 20, 1998 (twice), April 26, 1999, June 15, 2000, and September 30, 2002 ("FBCC Agreement"). Borrower covenants and agrees with Lender not to amend, modify, or otherwise change the terms and conditions of the KEF Agreement or the FBCC Agreement in any way that is reasonably likely to have a materially adverse effect upon the value of Lender's security interest in Borrower's assets. Without limiting the generality of the preceding sentence, Borrower shall not modify the KEF Agreement or the FBCC Agreement so as to reduce or diminish the value of those rights of Borrower that are described in the FBCC Agreement as "Lease Residual Rights". Borrower (1) shall notify Lender in writing before signing any amendment, modification, or other document that materially affects the KEF Agreement or the FBCC Agreement, (2) shall notify Lender in writing before signing any new agreement with KEF or FBCC, and (3) within five business days after such signing shall deliver to Lender a copy of all such instruments and all related documents.

          B. From time to time both KEF and FBCC may hold a security interest in certain of Borrower's assets and/or may purchase certain of Borrower's assets, as described in a certain Intercreditor Agreement dated as of July 13, 2001, among Lender, KEF, and FBCC ("Intercreditor Agreement"). Any material violation of Lender's rights under the Intercreditor Agreement by KEF or FBCC shall constitute an Event of Default under this agreement. Borrower covenants and agrees to notify Lender in writing immediately of any circumstance or occurrence that constitutes such a violation.

     15. Customer Payments. Borrower acknowledges and agrees with Lender that one important condition of Lender's willingness to make the Loans is the protection of Lender's senior security interest in, and control of, all payments to be made by Customers to Borrower, except for payments on contracts as to which Lender's security interest is junior to that of another party ("Customer Payments"). Borrower covenants and agrees with Lender that it will arrange with its Customers, in a manner satisfactory to Lender, for all Customer Payments to be delivered by the Customers to Borrower in accordance with the terms of the Lockbox Agreement.

     16. Deposit account. Throughout the term of this agreement, Borrower shall maintain all of its principal bank accounts with Lender.

     17. Scope of "Identification Division". Borrower's business is divided into two business units, one of which is known as the "Identification Division." For purposes of Sections 18 and 19 of this agreement, the term "Identification Division" means the segment of Borrower's business that contracts to develop and implement digital identification systems that produce identification cards that are virtually tamper proof and utilize facial recognition and other biometrics with or without cards for the real-time identification (one-to-many) and verification (one-to-one) of individuals.

     18. Financial covenants. Borrower covenants and agrees with Lender as follows.

          A.  Profitability.

              (1) Identification Division. In every fiscal quarter of Borrower, the Identification Division shall have positive net income, excluding consideration of income taxes.

              (2)  Borrower.

                   (a) As of the end of FY 2002. Borrower's negative net income (excluding consideration of income taxes) for its fiscal year ending in 2002 shall not exceed the sum of (i) $9,660,000, and (ii) the following charges related to Borrower's restructuring announced before the date of this agreement ("Restructuring"): (a) employees' severance expenses of $240,000; (b) excess equipment expense of $300,000; and (c) lease termination expense of $850,000. The total cost of the Restructuring shall not exceed $1,400,000.

                   (b) First two quarters of FY 2003. Borrower's negative net income as of the end of the first two quarters of its fiscal year ending in 2003 (excluding consideration of income taxes) shall not exceed the following amounts:

                        first quarter            $1,782,000;
                        second quarter           $  575,000;

                   (c) Last two quarters of FY 2003. As of the end of the last two quarters of its fiscal year ending in 2003, Borrower's net income (excluding consideration of income taxes) shall be not less than the following amounts:

                        third quarter            $   76,500;
                        fourth quarter           $  884,000.

                   (d) As of the end of FY 2003. Borrower's negative net income (excluding consideration of income taxes) for its fiscal year ending in 2003 shall not exceed $1,058,000.

                   (e) FY 2004 and thereafter. Beginning with its fiscal year ending in 2004, Borrower shall have positive net income (excluding consideration of income taxes) in every fiscal year.

          B.  Tangible Net worth.

              (1) As of the end of each fiscal quarter, Borrower's Tangible Net Worth shall be at least Thirty-Three Million Dollars ($33,000,000). "Tangible Net Worth" means (a) Borrower's net worth, less (b) the value of Borrower's intangible assets, plus (c) the amount of Borrower's Subordinated Debt. "Subordinated Debt" means the outstanding principal balance of all loans which are subordinated to the Obligations pursuant to subordination agreements to which Lender is a party.

              (2) As of the end of each fiscal quarter, Borrower's Tangible Net Worth shall be not less than the sum of (a) Borrower's Tangible Net Worth as of the end of the preceding fiscal quarter, plus (b) the amount of equity raised by Borrower during the quarter just ended, plus (c) the amount of Borrower's net after-tax income for the quarter just ended.

          C. Debt to worth ratio. As of the end of each fiscal quarter, the ratio of Borrower's Indebtedness to its Tangible Net Worth shall be no greater than two and one-half to one (2.5:1.0). In this Section 14, "Indebtedness" means the difference between (i) Borrower's total liabilities and
(ii) Borrower's total Subordinated Debt.

          D. Debt service coverage. As of the end of each quarter of each fiscal year of Borrower, the ratio of the Identification Division's Operating Cash Flow for the four most recent quarters to its Debt Service Liability for such four quarters shall be at least one and one-quarter to one (1.25:1.00). "Operating Cash Flow" means (a) the sum of (i) the Identification Division's net income before corporate income taxes, (ii) interest payable by the Identification Division on loans, (iii) the Identification Division's depreciation expense, and (iv) the Identification Division's amortization expense, less (b) the Identification Division's capital expenditures, plus (c) the Identification Division's externally financed capital expenditures, all for the four most recent quarters. "Debt Service Liability" means the sum of all principal and interest payable by the Identification Division during such four quarters on all loans and capital leases for which the Identification Division is liable. A copy of the formula to be used for calculation of the foregoing covenant is attached to this agreement as Exhibit F.

          E.  Capital expenditures.

              (1) In no fiscal year shall Borrower's capital expenditures exceed One Million Five Hundred Thousand Dollars ($1,500,000).

              (2) Borrower shall make no single capital expenditure in excess of $250,000 without Lender's prior express written approval, which shall not be unreasonably withheld or delayed. For purposes of this subsection (2), two or more closely related capital expenditures shall be treated as a single expenditure.

              (3) In calculating its capital expenditures, Borrower shall (a) include payments due during the year on capital leases to the extent Borrower's payment obligations were created during the year (whether through renewal, extension, or supplementation of a previously existing lease or through execution of a new lease) but shall (b) exclude the capitalized costs of systems which Borrower leases to or for its customers. A list of Borrower's current capital leases, including the annual cost thereof, is attached to this agreement as Exhibit G.

          F. Cash. As of each Fiscal Monthly Close (defined in Section 21A(3)), Borrower shall have at least Five Million Dollars ($5,000,000) of unencumbered cash on deposit with Lender. "Unencumbered cash" means cash in which (i) Lender has a valid and perfected senior security interest, (ii) no person or entity other than KEF and FBCC has or claims to have a junior security interest, and
(iii) no person or entity other than Lender, KEF, and FBCC has or claims to have any claim or interest.

     19. Cure of financial covenant defaults. A breach of any covenant set forth in Section 18B, 18C, 18D, 18E, or 18F (but not 18A) of this agreement as of the end of any quarter of Borrower's fiscal year ("Breach Date") shall not constitute an Event of Default if (i) within forty-five days after the end of the fiscal quarter with respect to which the breach occurred ("Cure Period"), Borrower obtains either new equity investments or new debt, subordinated on terms reasonably satisfactory to Lender, which, had it been obtained as of the Breach Date, would have prevented the breach, (ii) before the end of the Cure Period, Borrower (a) notifies Lender of the foregoing actions and (b) provides Lender with such documents and information as Lender requests in connection therewith, (iii) Borrower accomplishes the foregoing actions without any violation of the terms and conditions of this agreement or any of the other Loan Documents, and (iv) no other Event of Default is outstanding at any time during the Cure Period.

     20.  Methodology for determining compliance with covenants.

          A. Compliance with all the financial covenants in this agreement shall be determined from the financial statements submitted to Lender pursuant to this agreement, together with such other information as Lender obtains. Borrower shall ensure that such financial statements permit the ready and accurate calculation of all ratios and other components of the covenants. If Lender reasonably determines to its satisfaction that such financial statements do not fully or accurately report the information necessary to calculate such items, then Borrower shall appropriately revise or supplement the financial statements within ten days after Lender's written request.

          B. If there arises any uncertainty concerning the meaning or application of any term of any financial covenant, and if generally accepted accounting principles ("GAAP") are applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination of the meaning and application of the terms of the covenants. If any uncertainty arises as to the proper interpretation, methodology, or other aspect of any financial statements, and if GAAP is applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination regarding the proper interpretation, methodology, or other aspect of the financial statements.

          C. Without limiting the generality of the preceding subsections 20A and 20B, Borrower shall ensure that it properly allocates items to the Identification Division in accordance with the definition set forth in Section
17. In the event of any uncertainty or dispute concerning such allocations, Lender's determination made in good faith shall be final and binding upon Borrower.

     21.  Reporting.

          A. Borrower agrees to deliver to Lender the following reports and information on the following conditions and terms:

          (1) Within twenty calendar days after each Fiscal Monthly Close (defined below), (a) internally prepared financial statements of Borrower as a whole and of the Identification Division as a separate unit covering the prior month and the fiscal year to date, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow, (b) separate reports of Borrower's and the Identification Division's cash receipts and disbursements for the prior month and the fiscal year to date, including separate analyses of Borrower's and the Identification

Division's overall debt position, and (c) separate aging lists of Borrower's and the Identification Division's accounts receivable and accounts payable.

     (2) Within forty-five days after the end of each quarter of each of Borrower's fiscal years, internally prepared consolidated, unconsolidated, and consolidating financial statements of Borrower as a whole and of the Identification Division as a separate unit, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow;

     (3)  Within thirty days after the end of each of Borrower's fiscal years,
(a) an internally prepared business operating plan for Borrower as a whole and for the Identification Division as a separate unit for the upcoming fiscal year, including quarterly cash flow projections, and (b) a calendar for the upcoming fiscal year showing the dates on which, for Borrower's internal purposes, Borrower plans to close its books each month during such year (each such monthly closing date being identified in this agreement as a "Fiscal Monthly Close");

     (4) Within one hundred twenty days after the end of each of Borrower's fiscal years, a financial statement of Borrower for the fiscal year most recently ended, including a statement of profit and loss, a balance sheet, and a statement of cash flow, audited by BDO Seidman, LLP, or by another independent certified public accountant reasonably satisfactory to Lender, together with any management letter and all other letters, reports, and other documents given by such accountant to Borrower;

     (5) Within ninety days after the end of each fiscal year of Borrower, internally prepared consolidated, unconsolidated, and consolidating financial statements of Borrower as a whole and of the Identification Division as a separate unit, each such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow;

              (6) Within fifteen days after their filing, copies of all documents filed by Borrower with the Securities and Exchange Commission (including segment reporting (x) on a reviewed basis for quarterly statements and (y) on an audited basis for annual statements); and

              (7) At the same times when reports are due to be delivered to Lender pursuant to the preceding clauses (2) and (5), the applicable Compliance Certificates in one of the forms attached to this agreement as collective Exhibit H, such forms to be certified by Borrower's President, Treasurer, Chief Financial Officer, or Controller, together with a reasonable explanation of the assumptions and calculations made in preparing the Compliance Certificates.

              B. All financial statements and reports submitted to Lender shall be in such form as Lender from time to time reasonably requests. If Lender reasonably requests additional information and/or documents pertaining to the business or financial affairs of Borrower, then such information and documents shall be supplied to Lender within ten days after Lender's request.

              C. Borrower agrees to allow Lender and its representatives to inspect and copy any and all books, records, and other documents and information (including information stored electronically) concerning its business and finances. Lender shall be given such access to such documents and information during business hours, upon reasonable notice, and with such frequency (but not more than twice per fiscal year, absent an Event of Default) as Lender in good faith decides advisable. Borrower shall cooperate with Lender during such inspections and shall instruct its representatives, employees, bookkeepers, and accountants also to cooperate with Lender.

              D. At least quarterly, one or more senior officers of Borrower shall meet with Lender to assess Borrower's operating performance and such other issues as Lender designates. Such meetings shall be held at times reasonably selected by Lender. At such meetings Borrower (1) shall provide Lender with all documents and information requested in good faith by Lender and (2) shall make available any employees, agents and consultants requested by Lender in good faith.

        22. Standard representations and warranties. Borrower warrants and represents to Lender as follows.

              A. Organization. Borrower has been duly organized under the laws of Delaware; it is in good standing under the laws of (a) Delaware, (b) Massachusetts, and (c) every other jurisdiction in which it does business; it has the power and authority (i) to own its assets, (ii) to operate its business as presently conducted, (iii) to enter into this agreement, the other Loan Documents, and the Related Documents (all collectively "Principal Agreements") and (iv) to perform and observe its obligations under the Principal Agreements.

              B. Authorization. The signing, delivery, and performance of the Principal Agreements (1) have been duly authorized by all required votes and other actions of Borrower and its stockholders and directors, (2) do not and will not contravene any law or regulation, (3) are in accord with Borrower's articles of organization, bylaws, and all other governing documents, and (4) do not and will not constitute a violation of, or a default under, any agreement, instrument, judgment, order, decree, permit, license, or undertaking binding upon Borrower or any of its assets, nor will the same result in the creation (other than in favor of Lender) of any mortgage, pledge, security interest, lien, encumbrance, or charge upon any of Borrower's assets.

              C. Valid and binding obligations. The Principal Agreements and all of their terms and conditions are valid and binding obligations of Borrower and are enforceable in accordance with such terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.

              D. Approvals. Except as set forth in Exhibit I, attached, Borrower's signing, delivery, and performance of its obligations under the Principal Agreements do not require any approval, consent, filing, or registration with (1) any government or governmental agency or authority, or (2) any non-governmental entity or person.

              E. Ownership of collateral. Subject to the provisions of the Intercreditor Agreement, at the time the Borrower mortgages, pledges, assigns, or otherwise transfers to Lender as collateral any interest in any property (1) Borrower is and shall remain the lawful owner of such interest; (2) Borrower now has and always shall retain the right to mortgage, pledge, assign, or otherwise transfer such interest; (3) no such interest now is, or shall be, mortgaged, pledged, assigned, or otherwise transferred to any person other than Lender, or in any way encumbered, without Lender's prior express written consent, and (4) Borrower shall defend the same against the claims and demands of all persons. This Section 22E shall not be construed to bar Borrower from granting licenses or sublicenses in the ordinary course of business. Notwithstanding the other provisions of this Section 22E, Lender consents to (i) the licenses which Borrower has granted (and in the future may grant) to FBCC and KEF to enable them to exercise their rights under the FBCC Purchase Agreement and the KEF Agreement, respectively, and to (ii) other licenses granted in the ordinary course of business.

              F. Initial financial statements. In entering into this agreement Lender has relied upon Borrower's financial statements for the periods ending December 31, 2001 and September 30, 2002 ("Initial Financial Statements"). The Initial Financial Statements (a) were prepared in accordance with GAAP and (b) fairly presented (i) the financial condition of Borrower and
(ii) the operation of Borrower's business. As of the date or dates of the Initial Financial Statements, Borrower had no material indebtedness or other material liabilities, debts, or obligations whether accrued, absolute, contingent, or otherwise, whether due or to become due, including but not limited to liabilities or obligations on account of taxes or other governmental charges, other than those reflected in the Initial Financial Statements.

              G. Changes. Since the date or dates of the Initial Financial Statements there have been no changes in the assets, liabilities (contingent or otherwise), financial condition, operations, prospects, or business of Borrower, the effects of which have been materially adverse, individually or in the aggregate, except as disclosed in writing to Lender Borrower (1) owns assets having a fair salable value in excess of the amount required to pay the probable liability on its existing and anticipated debts and other obligations, and (2) has access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature.

              H. Accuracy of Other Financial and Business Information. In addition to the Initial Financial Statements, Borrower has given Lender various documents concerning its financial position, business operations, business prospects, and related matters, all of which are identified on the attached Exhibit K ("Initial Business Information"). All the Initial Business Information is true and accurate in all material respects. Borrower has disclosed to Lender all information which is reasonably necessary to make the Initial Business Information, together with the Initial Financial Statements, not misleading as to Borrower's finances, business, and prospects.

              I. Events of Default. As of the date of this agreement, no Event of Default exists, and no circumstance or condition exists which, but for the passage of time or the giving of notice, or both, would constitute an Event of Default.

              J. Taxes. Borrower has filed all federal, state, and other tax returns which it is required to file and either has paid in full all required taxes, assessments, and other governmental charges or has established adequate reserves for any taxes which it is contesting. Borrower has established adequate reserves for the payment of all federal, state, and other tax liabilities not yet due and payable.

              K. Litigation. Except as disclosed on Schedule L, attached, there is pending or threatened against Borrower no litigation, proceeding, or governmental investigation, administrative or judicial, which if decided adversely might have a materially adverse effect on Borrower's business, properties, or condition (whether financial or otherwise) or on its ability to perform its obligations under the Principal Agreements.

              L. Margin rules. No portion of the Loan is being or will be used to purchase or carry any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, or to extend credit to others for such purposes. Borrower is not engaged principally in, or has one of its important activities, the business of extending credit to purchase or carry any such margin security or margin stock. If requested by Lender, Borrower will furnish Lender with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in such Regulations.

              M. ERISA. (1) No "Employee Benefit Plan" (as such term is defined in the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as the same have been or shall be amended ["ERISA"]) from time to time maintained by Borrower (individually a "Plan" and collectively the "Plans") or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) which would subject such Plan or Plans or any benefits vested under any such Plan or Plans (individually the "Pension Plan" and collectively "Pension Plans") or any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or Pension Plan, to a tax or penalty on prohibited transactions imposed by Section 4972 of the Internal Revenue Code ("Code); (2) no Pension Plan, Plan, or trust created thereunder has been terminated, and there have been no reportable events (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA; (3) no Pension Plan, Plan, or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 422(a) of the Code) whether or not waived, since the effective date of ERISA; and (4)

Borrower is not now and never has been a party to any multi-employer pension or benefit plan.

              N. Compliance. Borrower possesses all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations, and other rights and privileges (including patents, trademarks, trade names, and copyrights) to allow it to own and operate its business without any violation of law or of the rights of others. Borrower is duly authorized, qualified, licensed under, and in compliance with, all laws, regulations, authorizations, and orders of public authorities to the extent that the same are necessary or applicable to the ownership and operation of its business.

              O. Hazardous materials. Borrower has not violated any local, state, or federal law or regulation relating to the storage, generation, use, transportation, treatment, or disposal of solid wastes, and no such violation has occurred at any time at, on, or from any real estate ever owned by Borrower or any predecessor in interest of Borrower. There has occurred no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind of any toxic or hazardous substances as defined under any applicable local, state, or federal laws or regulations on any such real estate or into the environment surrounding any such real estate other than those releases of waste water or air emissions permissible under such laws or regulations or allowable under valid permits held by Borrower or any predecessor in interest. Borrower has no knowledge of any facts which could form a basis for any liabilities, damages, obligations, losses, or expenses relating to any such environmental conditions. Borrower has received no notice of responsibility or other notice or demand relating to any alleged violation of any law or regulation relating to hazardous substances or environmental conditions.

              P. Accuracy of books and records. All books and records of Borrower accurately reflect in all material respects all matters and transactions which should be reflected therein.

              Q.    No Subsidiaries. Except as set forth in Exhibit M, Borrower
(1) has no wholly owned subsidiaries and (2) has no investments in the stock or securities of any other corporation, firm, partnership, trust, or other entity.

              R. Insurance. Borrower now maintains and always has maintained insurance coverage against such risks and in such amounts as is reasonably necessary to protect its assets against all reasonably foreseeable claims for property damage, personal injury, and other risks.

      23. Standard Covenants. Borrower covenants and agrees with Lender that as long as any of the Obligations remains to be paid or performed:

              A. Legal existence and good standing. Borrower will maintain its legal existence and good standing in the state of its organization. Borrower will maintain its qualification to do business in every other state in which it is currently qualified. Borrower will qualify to do business in every other state in which such qualification becomes required by law and thereafter will maintain such qualification.

              B. Conduct of Business. Borrower will duly observe and comply in all material respects with all applicable laws and all requirements of any governmental authorities relative to its assets and to the conduct of its business. Borrower will obtain, maintain, and keep in full force and effect, all authorizations, approvals, consents, franchises, restrictions, licenses, permits and other rights and privileges necessary to the proper conduct of its business.

              C. Losses and disputes regarding collateral. Borrower immediately will notify Lender of any event materially adversely affecting any material part of Lender's collateral or the value or amount thereof.

              D. Maintenance and insurance of assets; other insurance. Borrower will insure its assets against such hazards and liabilities, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. Borrower will maintain insurance against such other risks and liabilities, including liability for property damage and personal injury, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. From time to time on Lender's request, and without any request at least thirty days before any insurance policy is due to expire, Borrower will provide Lender with certificates of the foregoing insurance policy or policies.

              E.    Taxes. Borrower will pay or cause to be paid:

                    (1) All taxes, assessments, and other governmental charges on or against it or its properties prior to such taxes becoming delinquent, unless such tax, assessment, or charge is being contested in good faith by proper legal proceedings and adequate reserves have been established and maintained therefor;

                    (2) All excise, sales, and other taxes or charges which become due and payable with respect to any sale or other transaction giving rise to any account receivable or other right to the payment of money or with respect to the collection thereof.

              F. Limitations on indebtedness. Borrower shall not incur any New Indebtedness without Lender's prior express written consent. "New Indebtedness" includes any actual or contingent liability arising after the date of this agreement from (1) an extension of credit, (2) a guaranty of another's indebtedness or obligations, or (3) any other consensual transaction which creates in Borrower a direct or indirect obligation of future payment; New Indebtedness does not include, however, (i) indebtedness incurred in financing a New Customer Contract or a Modification, provided that such financing is permissible under Section 13A,
(ii) indebtedness to vendors incurred in the ordinary course of business, provided that (a) the vendor's invoice is payable within ninety (90) days after the delivery of the goods or services, and (b) Borrower's payment of the invoice is not more than thirty (30) days overdue, unless Borrower is disputing the invoice in good faith, and (iii) indebtedness owed to Lender.

          G. Restrictions on liens. [Intentionally omitted in favor of other Loan Documents.]

          H.   Restrictions on guarantees. [Intentionally omitted in favor of
Section 10A and Section 23F.]

          I. ERISA Compliance. Neither Borrower nor any Pension Plan of Borrower will:

               (1)  engage in any prohibited transaction (as defined in ERISA);

               (2) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code or Section 302 of ERISA), whether or not waived; or

               (3) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower.

          J.   Pension Plans.

                    (1) With respect to any Pension Plan the benefits under which are guaranteed in whole or in part by the Pension Benefit Guaranty Corporation (the "PBGC"), Borrower shall:

                         (a)  Fund each Pension Plan as required by the
provisions of Section 412 of the Code and Section 302 of ERISA;

                         (b)  Cause each Pension Plan to pay all benefits when
due in accordance with applicable law; and

                         (c)  Furnish to Lender (i) written notice of the
occurrence of a Reportable Event (as such term is defined in Section 4043 of ERISA), such notice to be given promptly, but in any event within five (5) days of the occurrence of a Reportable Event with respect to a Pension Plan; (ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 4122 of the Code and Section 302 of ERISA, such copy to be furnished not later than the date of submission of the request to the Department of Labor or to the Internal Revenue Service (the "IRS"), as the case may be; (iii) a copy of any notice of intent to terminate any Pension Plan, such copy to be furnished no later than the date of submission to the PBGC; and (iv) notice that Borrower will or may incur any liability to or on account of a Pension Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, such notice to be given within the ten (10) days after Borrower knows or has reason to know thereof. Any notice to be provided to Lender under this Section shall include a certificate of Borrower's chief financial officer setting forth details as to such occurrence and the action, if any, which is required or proposed to be taken, together with any notices required or proposed to be filed with or by Borrower, the PBGC, the IRS, the trustee, or the plan administrator with respect thereto.

                    (2) Borrower shall furnish to Lender, no later than fifteen (15) days after the date of filing, a copy of the annual report of each Pension Plan or Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the Department of Labor.

               K. Notification of default. Within five (5) business days after becoming aware of the existence of any condition or event which with or without the giving of notice or the passage of time, or both, would cause or constitute an Event of Default, Borrower shall give Lender written notice thereof, specifying the nature of the matter and the action being taken or proposed to be taken with respect thereto.

               L. Notification of litigation. Borrower shall notify Lender in writing of any litigation commenced against it and of any proceeding commenced against or concerning it by any governmental agency or authority, if there is any reasonable likelihood that such litigation or proceeding, singly or in combination with others, reasonably might be expected to have a material adverse effect upon it. Such notice shall be given within five business days after the commencement of the action or proceeding.

               M. Notification of material adverse change. Borrower shall notify Lender within five business days after there occurs or arises any circumstance or event which might reasonably be expected to constitute or cause either a material adverse change in its financial or business condition or a material diminution in the value of its tangible or intangible property.

               N. Maintenance of books and records. Borrower will keep adequate records and books of account, in which true and complete entries will be made reflecting all of the material business and financial transactions relating to its business and its assets.

               O. Inspection by Lender. Borrower will permit Lender from time to time on reasonable notice to inspect its facilities, assets and business records and to copy any business records selected by Lender.

               P. Further assurances. Borrower shall sign and deliver such additional documents, instruments, and other papers, and shall take all such actions, as Lender reasonably requires to assure to Lender its rights under this agreement and the other Loan Documents and to carry into effect the provisions and intent of this agreement.

               Q. Environmental regulations and hazardous materials. Borrower will comply in all material respects at all times with any and all applicable federal, state, and local laws, rules, orders, and regulations governing hazardous materials, hazardous wastes, or oil as defined in any local, state, or federal laws, rules, orders, and regulations; and will otherwise comply in all material respects with all laws and regulations relating to pollution control in all jurisdictions in which it operates.

               R. Merger and consolidation. Borrower shall not consolidate with or merge with or into any other corporation or other entity.

               S. Performance of Other Contracts. Borrower shall perform and observe all of its material duties and obligations under its present and future contracts and agreements with customers, lenders, lessors, lessees, and other persons and organizations.

          24. Events of Default. An event of default under this agreement ("Event of Default") shall be:

               (a) any violation, breach, non-compliance, or failure by or as to Borrower with respect to any duty, obligation, agreement, covenant, warranty, representation, or other undertaking set forth in this agreement, if the same has continued beyond the expiration of any expressly applicable cure period or grace period, unless all four of the following occur: (i) this agreement provides no specific grace period, (ii) in Lender's good faith opinion the occurrence or circumstance is readily curable by Borrower, (iii) Borrower promptly commences to effect a cure, and (iv) Borrower completes the cure to Lender's reasonable satisfaction within the shortest reasonable period, which shall not exceed thirty days after the Event of Default first arose or occurred;

               (b) any other event, circumstance, or occurrence which is specifically designated in this agreement as an Event of Default;

               (c) any default or event of default by or as to Borrower under any of the other Loan Documents or the Related Documents, if the same has continued beyond the expiration of any expressly applicable cure period or grace period;

               (d) any event, circumstance, or occurrence which constitutes a default under the terms of (i) any other loan or credit facility made or extended to Borrower by Lender after the date of this agreement, (ii) any loan or other credit facility extended to Borrower at any time by FBCC, KEF, or any other person or entity other than Lender, including not only loans and credit facilities in existence on the date of this agreement but also loans and credit facilities extended to Borrower hereafter (collectively "Third-Party

Loans"), if the sum of the balance due on such loan, plus the balance due on all other Third-Party Loans as to which Borrower is in default, exceeds $250,000, or
(iii) any lease of any nature in which Borrower is the lessee and the sum of the balance remaining to be paid by Borrower, plus the balance remaining to be paid by Borrower on all other leases on which Borrower is in default, exceeds $250,000, whether such lease now exists or comes into existence hereafter, unless such lease default is cured completely in accordance with the terms of the governing documents;

                    (e) without limiting the generality of the foregoing subsection 24(d), (i) any "Termination Event" as defined in the FBCC Agreement or (ii) any "Event of Default" as defined in the KEF Agreement, unless fully and timely cured within an expressly applicable notice period or grace period thereunder; or

                    (f) any material adverse change in Borrower's financial condition, as determined in good faith by Lender; or

                    (g)  the termination of any of the State Contracts.

          24.1. Past waivers of Events of Default. The parties mutually acknowledge that Lender previously has waived certain Events of Default that arose under the Prior Loan Agreements. Without limiting the generality of
Section 27H of this agreement (concerning waivers by Lender), Borrower acknowledges and agrees (a) that no such past waivers shall oblige Lender to grant any waiver in the future and (b) that all provisions of this agreement and the other Loan Documents are in full force and effect and shall not be deemed waived by any prior dealings or course of conduct.

          25. Certain waivers. EACH OF LENDER AND BORROWER HEREBY WAIVES AND RELEASES IRREVOCABLY ITS RIGHTS (1) TO HAVE A TRIAL

BY JURY IN ANY ACTION TO WHICH LENDER AND BORROWER ARE PARTIES, WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE, AND (2) TO ASSERT IN ANY SUCH ACTION ANY CLAIM FOR PUNITIVE DAMAGES, EXEMPLARY DAMAGES, CONSEQUENTIAL DAMAGES, AND ANY OTHER DAMAGES WHATSOEVER OTHER THAN ACTUAL DAMAGES. In this section the terms "Lender" and "Borrower" include all the parties' stockholders, directors, officers, employees, attorneys, and agents. This section is intended by Lender and Borrower to apply with full force and effect to all of the Loan Documents as if it were set forth in full in each one of the Loan Documents.

          26. Indemnity. Borrower shall indemnify Lender against, and hold Lender harmless from, any and all losses, damages (whether compensatory, punitive, or otherwise), liabilities, claims, causes of action (whether legal, equitable, or administrative), judgments, court costs, and legal or other expenses (including reasonable attorneys' fees) which Lender may suffer or incur as a direct or indirect consequence of (a) Lender's performance of this agreement or any of the other Loan Documents or any of the Related Documents, including, without limitation, Lender's exercise or failure to exercise any rights, remedies, or powers; (b) Borrower's failure to perform any of Borrower's obligations as and when required by this agreement or by any of the other Loan Documents or the Related Documents, including, without limitation, any failure, at any time, of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (c) any claim or cause of action of any kind by any person or entity to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory of derivative liability or otherwise; (d) any act or omission by Borrower or any other person or entity, with respect to any of the State Contracts; or (e) any claim or cause of action of any kind by any person or entity which would have the effect of denying Lender the full benefit or protection of any provision of the Loan Documents or the Related Documents. Lender's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired, or eliminated in any way by any finding or allegation that Lender's conduct is active, passive, or subject to any other classification, or that Lender is directly or indirectly responsible under any theory of any kind, character, or nature for any act or omission by Borrower or any other person or entity except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort, gross negligence, or act of bad faith which Lender itself is determined by the judgment of a court of competent jurisdiction to have committed. Borrower shall pay any indebtedness arising under this Section 26 to Lender immediately upon demand by Lender. Borrower's obligations under this
Section 26 shall survive the termination of this agreement.

          27.   Miscellaneous.

                A. Costs. Borrower shall reimburse Lender on demand for all costs and expenses, including without limitation Lender's reasonable legal fees, incurred by or on behalf of Lender in connection with (1) the closing of the transactions contemplated by this agreement, (2) the future amendment of this agreement or any of the other Loan Documents, (3) the negotiation or other resolution of any uncertainty, dispute, or controversy arising from or connected with the transactions contemplated by this agreement, and (4) the enforcement of any rights or remedies which are made available to

Lender by the specific terms of this agreement, by the specific terms of any of the other Loan Documents, or by law. The costs and expenses covered by this
Section 27A shall include, without implied limitation, all costs and expenses incurred by Lender (including reasonable legal fees) in connection with any bankruptcy case, bankruptcy proceeding, or other bankruptcy matter in which Borrower is a debtor, regardless of the capacity or capacities in which Lender is involved in any such bankruptcy. Nothing in this Section 27A shall be construed to limit Lender's rights or Borrower's obligations under any other provision of this agreement.

                  B. Termination. This agreement shall terminate when the Loans have been paid in full, but Sections 26 and 27A shall survive termination.

                  C. Modification. This agreement may be amended only in a writing which is signed by both parties to this agreement and is designated as an amendment of this agreement.

                  D. Governing law; venue. This agreement has been negotiated and signed in Massachusetts, and it will be administered primarily in Massachusetts. All parties have relied upon the applicability of the internal laws of Massachusetts. Accordingly, this agreement shall be interpreted and enforced in accordance with the internal laws of Massachusetts, without giving effect to any law or doctrine which would dictate application of the law of another state. The parties further agree that Massachusetts is the proper venue for any action by Borrower arising from or relating to the Obligations. Accordingly, Borrower covenants and agrees with Lender (a) not to commence against Lender any action in any court sitting outside Massachusetts, (b) not to seek to transfer to any court sitting outside Massachusetts any action commenced in

Massachusetts, and (c) not to oppose on grounds of improper venue or forum non conveniens any action commenced by Lender in a court sitting in Massachusetts. Borrower acknowledges that the provisions of this section warrant enforcement in equity.

                  E. Binding effect. This agreement is binding upon the successors and assigns of both parties, and it inures to the benefit of such successors and assigns.

                  F. Severability. Even if one or more provisions of this agreement are determined by a court to be invalid or unenforceable, the remaining provisions of this agreement nevertheless shall continue in effect.

                  G. Remedies cumulative. All rights and remedies afforded Lender by this agreement are cumulative; none shall be construed to limit or impair any rights or remedies afforded Lender by the other Loan Documents or by law.

                  H. No waiver. No failure to act, omission, or forbearance by Lender to exercise its rights under any or all of the Loan Documents shall constitute a waiver by Lender of such right, regardless of how long such failure to act, omission, or forbearance continues, unless Lender expressly waives such right in writing. No waiver by Lender of any in one instance shall constitute a waiver in any other instance unless Lender expressly so states in writing.

                  I. Corrections. Borrower agrees to sign and deliver to Lender such instruments as Lender reasonably requests to correct any of the Loan Documents which Lender reasonably determines needs correction. Lender shall bear all its own expenses in connection therewith.

                  J. No assignment. None of Borrower's rights under this agreement may be assigned, pledged, or otherwise transferred, nor may any of Borrower's duties be delegated.

                  K. No Third Parties Benefited. This agreement is entered into for the sole protection and benefit of Lender and Borrower and their permitted successors and assigns. No other person or entity shall have any right of action under this agreement.

                  L. Notices. All notices given under this agreement shall be given in writing and shall be deemed served upon (1) actual receipt by the addressee or (2) if mailed, upon the expiration of seventy-two (72) hours after deposit in United States Postal Service by certified mail, postage prepaid, addressed to the address of Borrower or Lender appearing below, which addresses may be changed by notice given in the same manner:

                  Borrower:                       Lender:
                  30 Porter Rd.                   390 Main Street
                  Littleton, MA 01460             Worcester, MA 01608
                  Att: Chief Financial Officer    Att:  Senior Loan Officer

Copies of all notices shall be sent to counsel, but the failure to send such a notice shall not affect its validity.

                  M. Relationship of Parties. The relationship of Borrower and Lender is, and shall at all times remain, solely that of borrower and lender.

                  N. Entire agreement. This agreement and the other Loan Documents set forth the parties' entire understanding, superseding all prior negotiations, promises, and agreements except as set forth in a certain Confidentiality Agreement dated March 10, 2000.

                  O. Nondisclosure agreement. Borrower and Lender are parties to a certain "Standard Nondisclosure Agreement" dated March 10, 2000 ("Nondisclosure Agreement"), which restricts Lender's dissemination of certain documents and information. Borrower acknowledges that Lender is obliged to disclose fully to any Participant all material facts in Lender's possession concerning the Loans. Borrower agrees that Lender's disclosures to any Participant shall not constitute a violation of the Nondisclosure Agreement provided the Lender (i) provides each Participant with a copy of the Nondisclosure Agreement and (ii) obtains from each Participant a written undertaking to the effect that the Participant agrees to abide by the provisions of the Nondisclosure Agreement. Lender shall not be obliged, however, to give Borrower a copy of any Participant's written undertaking.

                  P. Affirmation. Borrower and Lender hereby affirm and ratify each of the previously executed Loan Documents and Related Documents that are intended to survive the execution of this agreement.

         Signed as a sealed instrument December 12, 2002.

Witnesses:                                  Parties:
                                            Commerce Bank & Trust Company
    ILLEGIBLE
-------------------------                   By: /s/ Gerard C. Shannon
                                               --------------------------
                                               Gerard C. Shannon,
                                               Executive Vice President

                                            Viisage Technology, Inc.
    ILLEGIBLE
-------------------------                   By: /s/ Milton A. Alpern
                                               --------------------------
                                               Milton A. Alpern
                                               Chief Financial Officer

                                Index of Exhibits

         A.       [Reserved.]

         B.       Loan Documents (Section 4A).

         C.       Related Documents (Section 4B).

         D.       [Reserved.]

         E.       State Contracts (Section 7A).

         F.       Debt service coverage formula (Section 18D).

         G.       Capital leases (Section 18E).

         H.       Compliance Certificates (Section 21A).

         I.       Consents and Approvals (Section 22D).

         J.       [Reserved.]

         K.       Initial Business Information (Section 22H).

         L.       Litigation (Section 22K).

         M.       Interests in other entities (Section 22Q).

                                    Exhibit A


                                   [Reserved]

                                    Exhibit B

                                 Loan Documents

The following is a list of the Loan Documents as of the date of this agreement:

1.       Second Amended and Restated Loan Agreement.

[Reserved.]

3.       Pennsylvania Note (as amended).

4.       Kentucky Note (as amended).

5.       Connecticut Note.

6.       Mississippi Note.

7.       Rhode Island Note.

8.       Second Amended and Restated Security Agreement.

9.       [Reserved.]

10.      Second Amended and Restated Lockbox Agreement.

11.      Amended and Restated Collateral Assignment of
         "Unencumbered" Customer Contacts.

12.      Collateral Assignment of life insurance.

                                    Exhibit C

                                Related Documents

The following is a list of the Related Documents as of the date of this agreement:

1.       Consents by Pennsylvania, Kentucky, Connecticut, Mississippi, and Rhode
         Island.

2.       Intercreditor Agreement.

3.       Common Stock Purchase Warrant issued December 26, 2001, to Lender by
         Borrower.

4. Memorandum of Agreement, 2/7/01, among Lender, Borrower, and Lau Acquisition Corp.

                                    Exhibit E

                                 State Contracts

         Pennsylvania

         Kentucky

         Connecticut

         Mississippi

         Rhode Island

                                    Exhibit F

                                 Capital Leases

Methodology to be used in determining ID Division debt service coverage, tested quarterly on a rolling four quarter basis:

---------------------------------------------
Category
---------------------------------------------
Total Available:
---------------------------------------------
Net Income
---------------------------------------------
+Interest
---------------------------------------------
+Depreciation
---------------------------------------------
+Amortization
---------------------------------------------
+Un-Financed Capex
---------------------------------------------
Outstanding Cash Flow (OCF)
---------------------------------------------
Required:
---------------------------------------------
Principal Repayments LTD
---------------------------------------------
Interest
---------------------------------------------
Total Debt Service (TDS)
---------------------------------------------
OCF/TDS (for quarter)
---------------------------------------------
OCF/TDS (rolled)
---------------------------------------------
Required 1.25X
---------------------------------------------

                                    Exhibit G

                                 Capital Leases

The following is a list of Borrower's current capital leases, including the annual cost thereof:

     1. Purchase Agreement, dated as of September 12, 1996, between the Borrower and Fleet Business Credit Corporation ("FBCC"), as most recently amended on September 30, 2002, pursuant to which FBCC provides lease financing to the Borrower for its installation of digital identification systems under contracts with the Illinois Secretary of State and the Illinois State Police

          Annual Cost: $1,943,258.28

     2. Master Equipment Lease Agreement, dated as of July 13, 2001, by and between the Borrower and Key Equipment Finance, a Division of Key Corporate Capital ("Key"), pursuant to which Lau provides lease financing to the borrower for its installation of a digital identification system pursuant to (i) a contract designated as the State of Arkansas Department of Finance and Administration No. ST-98-1374, and dated September 1, 1998, between the Borrower and the State of Arkansas; and (ii) a contract between the Borrower and the Wisconsin Department of Transportation dated as of February 25, 1997.

          Annual Cost:  $1,277,848.69

     3. Agreements between the Borrower and the Lender which provide for the financing of contracts between the Borrower and the states of Pennsylvania and Kentucky.

          Annual Cost:  $1,864,156.56

     4. Lease #10031, dated April 28, 2000, between Sprint and the Borrower for Polycom Video Conferencing System.

          Annual Cost:  $3,770.28

                                   Exhibit H-1
                        Quarterly Compliance Certificate

     Pursuant to Section 18 of a certain Second Amended and Restated Loan Agreement ("Loan Agreement") dated __________, 2002, between Viisage Technology, Inc. ("Borrower") and Commerce Bank & Trust Company ("Lender"), I certify to Lender as follows:

     A.   Profitability.

          (1) For the quarter of Borrower's fiscal year ending ______________, _______ ("Quarter End"), the Identification Division's net income, excluding consideration of income taxes, was [positive/negative].

          (2) [To be used in FY 2003.] For the fiscal quarter ending ___________, 2003, Borrower's net income, excluding consideration of income taxes, was $________.

          (3) [To be used in FY 2004 and thereafter.] For the fiscal quarter ending 200 , Borrower's net income, excluding consideration of income taxes, was [positive/negative].

     B. Net worth. At Quarter End, Borrower's Tangible Net Worth was $_____________. The minimum required by the Loan Agreement was $_________.

     C. Debt to worth. At Quarter End, the ratio of Borrower's Indebtedness to its Tangible Net Worth was ________ to _________.

     D. Debt service coverage. At Quarter End, the ratio of the Identification Division's Adjusted Operating Cash Flow to its Debt Service Liability, for the four most recent quarters, was ____________ to ____________.

     E. Capital expenditures. During Borrower's current year to date through Quarter End, Borrower's internally financed capital expenditures total $____________.

     F. Cash. As of Quarter End, Borrower had $_________ of unencumbered cash for purposes of Section 18F of the Loan Agreement.

     Borrower is in compliance with the covenants referenced in paragraphs ________ of this certificate. Borrower is not in compliance with the covenants referenced in paragraphs _________ of this certificate.

     I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

                                              Viisage Technology, Inc.

Date: ____________                            By:_________________________

                                   Exhibit H-2

                          Annual Compliance Certificate

     Pursuant to Section 18 of a certain Second Amended and Restated Loan Agreement ("Loan Agreement") dated ________, 2002, between Viisage Technology, Inc. ("Borrower") and Commerce Bank & Trust Company ("Lender"), I certify to Lender as follows:

     A. Annual Profitability. For the fiscal year ending ______________, _______ ("Year End"), Borrower's net income, excluding consideration of income taxes, was $___________.

     B. Net worth. At Year End, Borrower's Tangible Net Worth was
$_____________. The minimum required by the Loan Agreement was $___________.

     C. Debt to worth. At Year End, the ratio of Borrower's Indebtedness to its Tangible Net Worth was ________ to __________.

     D. Debt service coverage. At Year End, the ratio of the Identification Division's Operating Cash Flow to its Debt Service Liability, for the entire fiscal year, was ____________ to ____________.

     E. Capital expenditures. During the fiscal year just ended, Borrower's internally financed capital expenditures totaled $____________.

     Borrower is in compliance with the covenants referenced in paragraphs ________ of this certificate. Borrower is not in compliance with the covenants referenced in paragraphs _________ of this certificate.

                                   Exhibit H-2

                          Annual Compliance Certificate
                                   (Continued)

     I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

                                               Viisage Technology, Inc.

Date: ____________                             By:_________________________

                                    Exhibit I

                                    Consents

     1. A substantial portion of the Borrower's business is performed under contracts with state and other governmental bodies, which are awarded after a competitive selection process, based on specific responses to requests for proposals promulgated by the prospective customers of the Borrower's business. Typically, many such contracts being awarded following a competitive selection process, impose restrictions on the assignment of performance, and, in some cases, require notice of, and/or consent to, the assignment of revenues under such contracts.

     2. Lender, Fleet Business Credit Corporation and KEF Equipment Finance, a Division of Key Corporate Capital, Inc., are parties to an Intercreditor Agreement dated July 13, 2001. Although no consent is required to this Loan Agreement, Lender will be providing notice thereto to the other parties.

                                    Exhibit K

                          Initial Business Information

                                     (None)

                                    Exhibit L

                                      None

                                    Exhibit M

                                  Subsidiaries

1.   VIDS Acquisition Corporation, a Delaware corporation.

2.   Viisage Australia, Ltd., an Australian entity.

                                       58